Exhibit 99.1

Impac Mortgage Holdings, Inc. Announces Intention to Implement Voluntary Suspension from Reporting Requirements Under Securities Exchange Act of 1934

Impac Mortgage Holdings, Inc. (OTC Pink: IMPM), (the "Company" or "Impac"), today announced that following the delisting of its common stock by the NYSE American, LLC on April 27, 2023, its Board of Directors (“Board”) has approved the voluntarily suspension of the Company’s reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 to immediately effect the suspension of its reporting obligations, including with respect to annual, quarterly, and current report filing obligations, with the U.S. Securities and Exchange Commission (the "SEC") on May 10, 2023.

The Company’s Board has determined that the elimination of reporting requirements under the Exchange Act will be in the best interests of the Company and its stockholders. The Board's decision was based on numerous factors including eliminating the time and expense associated with its public reporting and compliance requirements under the Exchange Act, which include, but are not limited to, legal and accounting fees and SOX compliance fees.

The Company has received a waiver from all the holders of the Company’s Convertible Promissory Notes due 2025 with respect to the Company’s obligation to maintain its reporting status under the Exchange Act.

The Company’s common stock currently trades on the OTC Pink under the symbol “IMPM”. The Company intends to continue to comply with the listing and reporting requirements required by the OTC Pink to maintain its listing on such platform. Such reporting requirements include, at a minimum, the reporting of annual financial statements.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, some of which are based on various assumptions and events that are beyond our control, may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “capable,” “will,” “intends,” “believe,” “expect,” “likely,” “potentially,” “appear,” “should,” “could,” “seem to,” “anticipate,” “expectations,” “plan,” “ensure,” “desire,” or similar terms or variations on those terms or the negative of those terms. The forward-looking statements are based on current management expectations. Actual results may differ materially as a result of several factors, including, but not limited to the following: ability of the Company to suspend its reporting obligations under the Exchange Act; impact on the U.S. economy and financial markets due to the outbreak and continued effect of the COVID-19 pandemic; any adverse impact or disruption to the Company’s operations; changes in general economic and financial conditions (including federal monetary policy, interest rate changes, and inflation); increase in interest rates, inflation, and margin compression; ability to successfully sell aggregated loans to third-party investors; successful development, marketing, sale and financing of new and existing financial products, including NonQM products; recruit and hire talent to our broker model team, and increase NonQM broker originations; volatility in the mortgage industry; performance of third-party sub-servicers; our ability to manage personnel expenses in relation to mortgage production levels; increased competition in the mortgage lending industry by larger or more efficient companies; issues and system risks related to our technology; ability to successfully create cost and product efficiencies through new technology including cyber risk and data security risk; more than expected increases in default rates or loss severities and mortgage related losses; ability to obtain additional financing through lending and repurchase facilities, debt or equity funding, strategic relationships or otherwise; the terms of any financing, whether debt or equity, that we do obtain and our expected use of proceeds from any financing; increase in loan repurchase requests and ability to adequately settle repurchase obligations; failure to create brand awareness; the outcome of any claims we are subject to, including any settlements of litigation or regulatory actions pending against us or other legal contingencies; and compliance with applicable local, state and federal laws and regulations.

For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q we file with the Securities and Exchange Commission and in particular the discussion of “Risk Factors” therein. This document speaks only as of its date and we do not undertake, and expressly disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements except as required by law.

About the Company

Impac Mortgage Holdings, Inc. (IMH or Impac) provides innovative mortgage and real estate solutions that address the challenges of today’s economic environment. Impac’s operations include mortgage brokering and master servicing and related portfolio loss mitigation.

For additional information, questions or comments, please call Justin Moisio, Chief Administrative Officer at (949) 475-3988 or email Justin.Moisio@ImpacMail.com.

Website: http://ir.impaccompanies.com or www.impaccompanies.com.

Contacts

Justin Moisio
Chief Administrative Officer
(949) 475-3988; Justin.Moisio@ImpacMail.com